UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2014

EHOUSE GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55113	57-1221013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9974 Scripps Ranch Blvd. #182

San Diego, CA 92131

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

858-459-0770

7660 Fay Avenue Suite H169

La Jolla, CA 92037

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement with Blackbridge Capital LLC

As of August 7, 2014, EHouse Global, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Blackbridge Capital, LLC (“Blackbridge”), whereby the Company, at its sole and exclusive option, may issue and sell to Blackbridge, from time to time as provided therein, and Blackbridge would purchase from the Company up to Ten Million Dollars ($10,000,000) of the Company’s fully registered, freely tradable common stock (“Shares”). The parties also entered into a Registration Rights Agreement dated August 7, 2014, whereby the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state laws (the “Registration Agreement”, and together with the Securities Purchase Agreement, the “Agreements”). Pursuant to the Agreements, the Company shall register the Shares pursuant to a registration statement on Form S-1 (or on such other form as is available to the Company within 30 days of the execution of the Agreements) (the “Registration Statement”).

Subject to the terms and conditions of the Securities Purchase Agreement, the Company, at its sole and exclusive option, may issue and sell to Blackbridge, and Blackbridge shall purchase from the Company, the Shares upon the Company’s delivery of written notices to Blackbridge. The aggregate maximum amount of all purchases that Blackbridge shall be obligated to make under the Securities Purchase Agreement shall not exceed $10,000,000. Once a written notice is received by Blackbridge, it shall not be terminated, withdrawn or otherwise revoked by the Company.

The amount for each purchase of the Shares as designated by the Company in the applicable notices shall not be more than the lesser of (i) two hundred percent (200%) of the average trading volume of the Company’s common stock of the ten (10) trading days prior to the date of delivery of the written notice by the Company to Blackbridge multiplied by the lowest trading price for the Company’s common stock over the ten (10) trading days prior to the date of delivery of the written notice by the Company to Blackbridge, or (ii) $208,333.

The purchase price for the Shares to be paid by Blackbridge shall be seventy-five percent (75%) of the lowest closing bid price during the ten (10) trading days, commencing on the first day of trading following delivery and clearing of the Shares.

During the term of the Securities Purchase Agreement (24 months from the date on which the Company’s S-1 becomes effective, unless sooner terminated), the Company shall not enter into a similar financing arrangement with any other individual or entity.

Upon the execution of this Agreement, the Company shall issue to Blackbridge a commitment fee of a Convertible Promissory Note in the amount of $300,000 and of 10,000,000 shares of common stock that come with registration rights and will be registered in the S-1 registration statement.

The foregoing description is qualified in its entirety by reference to the Agreements and the Convertible Promissory Note, which are filed herewith as Exhibits 10.1, 10.2 and 10.3 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

See the disclosure under Item 1.01 of this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit
10.1*	Securities Purchase Agreement, by and between the Company and Blackbridge Capital, LLC, dated August 7, 2014.
10.2*	Registration Rights Agreement, by and between the Company and Blackbridge Capital, LLC, dated August 7, 2014.
10.3*	Convertible Promissory Note, by and between the Company and Blackbridge Capital, LLC, dated August 7, 2014.

*   Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 3, 2014
EHOUSE GLOBAL, INC.

	By:	/s/Scott Corlett
Scott Corlett
President and Chief Executive Officer

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